                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of First Empire State Corporation of our report dated January 9, 1997 appearing on page 54 of First Empire State Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

 /s/ Price Waterhouse LLP
---------------------

Price Waterhouse LLP
Buffalo, New York
February 9, 1998